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                                                                   EXHIBIT 10.9

                              INTERLINE AGREEMENT

         This agreement made and entered into this, the 28th day of June 1997 by and between Viking Freight, Inc. (Viking) of 6411 Guadalupe Mines Road, San Jose, CA 95120 and Central Freight Lines, Inc. (CFL) of 5601 W. Waco Drive, Waco, TX 78702.

         Witness: That whereas the parties hereto desire to interchange freight shipments one with the other, and whereas it is to be the mutual interest of the parties hereto so to do. Now THEREFORE, in consideration of the mutual promises to interchange freight shipments, the parties hereto agree to such interchange one with the other subject to the following terms and conditions, to wit:

         1) All freight interchanged will be handled in accordance with and subject to tariffs maintained or on file, as required by law.

         2) Freight charges will be settled between the parties by proper payment or other credit within not more than fifteen (15) days from the date a statement is presented, unless and until otherwise agreed upon in writing by the parties to this agreement.

         3) Division of freight revenue will be made as provided in APPENDIX
(A) which is attached to and made a part of this agreement.

         4) Any and all claims for overcharge or undercharge shall be prorated in the same percentage as the agreed division of revenue.

         5) Claims for cargo loss, damage, or delay shall be settled in accordance with the Freight Claim Rules of the American Trucking Association National Freight Claim Council.

         6) Freight interchanged under this agreement shall be fully covered by insurance by both parties and evidence thereof furnished upon demand of either party together with such evidence of financial responsibility as may be from time to time considered necessary.

         7) Rules 128, 130, and 131 governing adjustment of Overcharge Claims and Interline Settlements as published in the Freight Claim Rule Book by the National Freight Claim Council will have no application in connection with Interline Settlements, Minimum Adjustments, Overcharge and/or Balance Due Bills.

         (a) Viking will accept customer filed overcharge claims from CFL when the prorated portion of the overcharge is $10.00 or more per freight bill except when two or more bills are included in a single claim, the combined pro-rated overcharge amounts must aggregate an average of $10.00 or more per freight bill. Viking will in turn transmit claims to CFL on the same basis,

         (b) Viking will accept CFL overcharge claims up to (6) months from the date the claim was received by CFL with whom the claim is filed, and will present such claims to CFL in a similar manner.


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         (c)   Resettlements, corrected freight bills, and balance dues: will be accepted by Viking up to six (6) months from the date of the original settlement and will be transmitted on the same basis. Neither party will present to the other a balance due bill for less than $10.00 per freight bill after the settlement of the original charges.

         (d) On shipments that have been previously handled through Interline settlement for the division of the through revenue on which balance dues occur due to reversal of charge or increased revenue, balance due will be settled promptly between carriers party to this agreement whether or not Collection has been attempted from the Customer. If, after attempting collection of the additional charges from the customer the charges cannot be collected the carrier attempting collection from the customer will bill the other carrier for the amount involved which will be paid promptly after satisfactory explanation as to why collection cannot be accomplished.

         8) Purchased transportation or carrier operated line transportation shall be considered single line in ascertaining the Percentage factors.

         9) C.O.D. fees shall accrue to the delivering carrier. Accessorial and/or arbitrary charges shall accrue to the carrier on whose line the services are performed.

         10) Fractions of a cent or percent shall be omitted if less than one half of a cent or percent and increased to the next whole number K one half or more of a cent or percent.

         11) Shipments stopped to partially load or partially unload: when shipments are stopped to partially load or partially unload short of the interchange points named on this agreement, the division of revenue accruing to the carrier handling only a portion of the shipment shall be computed at the volume rate on the weight actually transported (subject to the volume minimum weight applicable from origin to destination) or the LTL rate from origin to destination, whichever is lower. All provisions of this item are further subject to Item No. 12 of this agreement.

         12) It is understood by Viking and CFL, that in applying provisions of this agreement that revenue accruing to either carrier will not exceed the local published rate for its portion of the through movement.

         13) On both Westbound and Eastbound moves, trailers will be dropped at the other carrier's respective terminals for unloading. The other carrier's driver need not be present at time of unloading.

         a) Each carrier should fax and/or overnight mail to the other a copy of its trailer unload report, with the exceptions noted on the report.

         b) See APPENDIX (B) for operating procedures for handling Overages, Shortages and Damages (OS&D).




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         14) On refused shipments, the delivering carrier is to notify the shipper in writing, with a copy to the origin carrier, asking for disposition. Copies to Viking should be sent to Claims Department, 410 E. Plumeria Street, Suite 1172, San Jose, CA 95134.

         15) No change, alteration, or amendment in the provisions of this agreement shall be made except by agreement of the parties in writing. The party initiating such change, alteration, or amendment must serve the other party thirty (30) days' written notice of its intentions prior to the effective date of any such change, alteration, or amendment.

         16) Any promotion of freight between carriers' territories using the name of the interline carrier will be confined to traffic moving between Arkansas, Kansas, Louisiana, Mississippi, Missouri. New Mexico, Oklahoma and Texas, on the one hand, and, on the other Arizona, California, Colorado, Idaho, Montana, Nevada, Oregon, Utah, Washington, Wyoming, Alaska, and Hawaii.

         17) This agreement shall remain in full force and effect without need for renewal except that it may be terminated by either party upon thirty (30) days written notice served on the other party.

         18) This agreement supersedes and cancels any and all other previous interchange agreements now in force and effect between the parties to this agreement.


Witness our duty authorized signatures on the date noted below.

VIKING FREIGHT, INC.                        CENTRAL FREIGHT LINES, INC.


BY:  /s/ Bruce Gebhardt                      BY:  /s/ Tom Morehouse
   ---------------------------------           --------------------------------
         Bruce Gebhardt                              Tom Morehouse

TITLE: Vice President Marketing             TITLE:  Senior Vice President
                                                    Sales and Marketing

DATE:  7/10/97                                    DATE:  7/10/97
     -------------------------------                   ------------------------

                                                  EFFECTIVE
                                                      (See Item No. 17)


Appendices
Appendix A - Basis for Division of Revenue